Exhibit 10.75

Execution Version

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), dated as of November 20, 2013 (the “Effective Date”), is by and between Cheniere Energy Partners GP, LLC, a Delaware limited liability company (“Assignor”), and Cheniere Energy Investments, LLC, a Delaware limited liability company (“Assignee”).

R E C I T A L S:

WHEREAS, Assignor is party to that certain Amended and Restated Operation and Maintenance Agreement (Sabine Pass LNG Facilities) among Assignor, Cheniere LNG O&M Services, LLC, and Sabine Pass LNG, L.P. (“Owner”), dated as of August 9, 2012 (the “SPLNG O&M Agreement”);

WHEREAS, Assignor desires to transfer, assign and convey all of Assignor’s rights, titles, obligations, liabilities and interests in and under the SPLNG O&M Agreement to Assignee, and Assignee desires to assume all of Assignor’s rights, titles, obligations, liabilities and interests in and under the SPLNG O&M Agreement in accordance and with the terms and conditions of this Assignment; and

WHEREAS, pursuant to Article XV of the SPLNG O&M Agreement, Assignor is required to obtain a prior written consent of the Owner and any requisite Governmental Approval (defined in the SPLNG O&M Agreement) with respect to the assignment and acceptance of the SPLNG O&M Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as set forth below.

A G R E E M E N T:

1. Assignment. Assignor hereby transfers, assigns, conveys and sets over unto Assignee all of Assignor’s rights, titles and interests in, to and under the SPLNG O&M Agreement arising on and after the Effective Date.

2. Assumption. Assignee, for itself, its successors and assigns, hereby accepts the assignment of the SPLNG O&M Agreement and hereby assumes and agrees to pay, perform, fulfill, discharge, and comply with all covenants, claims, liabilities and obligations, which are to be paid, performed, fulfilled, discharged and complied with by Assignor under the SPLNG O&M Agreement on and after the Effective Date.

3. Consent and Release. Owner hereby consents to the assignment and assumption of the SPLNG O&M Agreement, as set forth in Sections 1 and 2 above, and hereby releases the Assignor from all its duties and obligations with respect to the SPLNG O&M Agreement arising on and after the Effective Date.

4. Representations and Warranties of Assignor. Assignor hereby represents and warrants to Assignee as follows:

a. This Assignment has been duly executed and delivered by Assignor, and constitutes, Assignor’s valid and binding obligation enforceable against Assignor in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar law affecting the enforcement of creditors’ rights generally or by general equitable principles.

b. The execution, delivery and performance of this Assignment by Assignor does not and will not: (i) violate any applicable provision of law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any governmental authority; (ii) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture, or other agreement or instrument to which Assignor is a party or by which it is bound or to which its properties or assets is subject; or (iii) result in the creation or imposition of any lien, pledge, hypothecation, mortgage, security interest, escrow, charge, equity interest, option, obligation, undertaking, license, claim, demand, or any other restriction, condition or encumbrance of any kind (collectively, “Encumbrance”) upon any of the properties or assets of Assignor.

c. Assignor has obtained all Governmental Approvals that are required for the assignment of the SPLNG O&M Agreement.

5. Representations and Warranties of Assignee. Assignee hereby represents and warrants to Assignee as follows:

a. This Assignment has been duly executed and delivered by Assignee, and constitutes Assignee’s valid and binding obligation enforceable against Assignee in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar law affecting the enforcement of creditors’ rights generally or by general equitable principles.

b. The execution, delivery and performance of this Assignment by Assignee does not and will not: (i) violate any applicable provision of law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any governmental authority; (ii) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Assignee is a party or by which it is bound or to which its properties or assets is subject; or (iii) result in the creation or imposition of any Encumbrance of any kind upon any of the properties or assets of Assignee.

6. Assignee’s Indemnification of Assignor. Assignee shall and does hereby agree to indemnify, defend and hold Assignor harmless from and against all damages, liabilities, obligations, actions, suits, proceedings and claims, and all costs and expenses, including but not limited to reasonable attorneys’ fees and court costs, incurred by Assignor, its successors, legal representatives and assigns in connection with the SPLNG O&M Agreement, based upon or arising out of any breach of the SPLNG O&M Agreement by Assignee occurring on and after the Effective Date.

7. Assignor’s Indemnification of Assignee. Assignor shall and does hereby agree to indemnify, defend and hold Assignee harmless from and against all damages, liabilities, obligations, actions, suits, proceedings and claims, and all costs and expenses, including but not limited to reasonable attorneys’ fees and court costs, incurred by Assignee, its successors, legal representatives and assigns in connection with the SPLNG O&M Agreement, based upon or arising out of any breach of the SPLNG O&M Agreement by Assignor occurring prior to the Effective Date.

8. Further Assurances. Assignor and Assignee shall execute, acknowledge and deliver all such further documents, and shall take such further actions, as may be necessary or appropriate more fully to assure to Assignee or its successors and assigns the assignment to Assignee of all of the rights, titles and interests conveyed, or intended to be conveyed, to Assignee hereby and more fully to assure to Assignor or its successor and assigns the assumption by Assignee of the covenants, claims, liabilities and obligations assumed, or intended to be assumed, by Assignee hereby.

9. No Third Party Beneficiaries. Nothing expressed or implied in this Assignment is intended to confer upon any person, other than Assignor and Assignee and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Assignment.

10. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Texas (excluding any conflicts of law rules).

11. Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

12. Counterparts. The parties agree that this Assignment may be executed by the parties in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13. Headings. The headings in this Assignment are for purposes of reference only and do not affect the meaning of this Assignment.

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Assignor and Assignee, intending to be legally bound, have caused this Assignment to be executed by its duly authorized representatives as of the date set forth above.

ASSIGNOR:

CHENIERE ENERGY PARTNERS GP, LLC

By:	/s/ H. Davis Thames
Name: H. Davis Thames
Title: Senior Vice President and Chief Financial Officer

ASSIGNEE:

CHENIERE ENERGY INVESTMENTS, LLC

By:	/s/ Graham A. McArthur
Name: Graham A. McArthur
Title: Treasurer

CONSENTED AND AGREED:

SABINE PASS LNG, L.P.

By:	Sabine Pass LNG-GP, LLC,
its general partner

	By:	/s/ Graham A. McArthur
Name: Graham A. McArthur
Title: Treasurer

The undersigned consents to and acknowledges this Assignment:

CHENIERE LNG O&M SERVICES, LLC

By:	/s/ H. Davis Thames
Name: H. Davis Thames
Title: Chief Financial Officer